UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549

                           FORM 8-K/A
                       AMENDMENT NO. 1 TO
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report - March 29, 1996*

                          ANUHCO, INC.

                State of Incorporation - Delaware

                  Commission File No. - 0-12321

          IRS Employer Identification No. - 46-0278762

                   8245 Nieman Road, Suite 100
                      Lenexa, Kansas  66214
            (Address of Principal Executive offices)
                Telephone Number - (913)-859-0055

* This Form 8-K/A amends Form 8-K filed by the registrant on April 12, 1996 to report the acquisition of Universal Premium Acceptance Corporation and UPAC of California, Inc. effective March 29, 1996. As permitted by Items 7(a)(4) and 7(b)(2) of Form 8-K, the registrant is filing herewith the audited financial statements and proforma financial information relative to the acquired businesses within 60 days of the date on which the original Form 8-K was due.


BACKGROUND OF TRANSACTION

On March 29, 1996, Anuhco, Inc. ("Anuhco" or "the Company") completed the acquisition of all of the issued and outstanding stock of Universal Premium Acceptance Corporation and UPAC of California, Inc. (together referred to as "UPAC"). UPAC offers short-term collateralized financing of commercial and personal insurance premiums through approved insurance agencies in over 30 states throughout the United States. At March 31, 1996, UPAC had outstanding net finance receivables of approximately $30 million. This transaction will be accounted for as a purchase. Anuhco utilized a portion of its available cash and short-term investments to consummate the purchase at a price of approximately $12 million. UPAC currently maintains certain financing arrangements with an
outstanding balance of $21.3 million at March 31, 1996.   The terms
of the acquisition and the purchase price resulted from negotiations between Anuhco and William H. Kopman, the former sole shareholder of UPAC.

In addition to the Stock Purchase Agreement by which Anuhco acquired all of the UPAC stock, Anuhco entered into a consulting agreement with Mr. Kopman. Under the consulting agreement, Anuhco is entitled to consult with Mr. Kopman on industry developments as well as UPAC operations through December 31, 1998. In addition to retaining the services of Mr. Kopman under a consulting agreement, existing executive management personnel of UPAC have been retained under multiyear employment agreements. Anuhco's acquisition of UPAC, in combination with its earlier acquisition of Agency Premium Resource, Inc. ("APR"), gives the Company a nationwide presence in this financial services industry.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  INDEX TO FINANCIAL STATEMENTS
                                                           Page

(a)  Historical Combined Financial Statements of
      Universal Premium Acceptance Corporation and
      UPAC of California, Inc. (businesses acquired)

     Annual Financial Statements

       Report of Independent Auditor                        11

       Combined Balance Sheets as of December 31,
        1995 and 1994                                       12

       Combined Statements of Income and Retained
        Earnings for the years ended December 31,
        1995 and 1994                                       13

       Combined Statements of Cash Flows for the
         years ended December 31, 1995 and 1994             14

       Notes to Combined Financial Statements               16

(b)  Condensed Pro Forma Financial Statements
      (Unaudited)

      Description of Pro Forma Financial Statements          4

      Condensed Pro Forma Balance Sheet as of
       December 31, 1995                                     5

      Condensed Pro Forma Statements of Income for
       the years ended December 31, 1995 and 1994            6

      Notes to Pro Forma Financial Statements                8

           ANUHCO, INC., UNIVERSAL PREMIUM ACCEPTANCE
            CORPORATION AND UPAC OF CALIFORNIA, INC.

               Description of Condensed Pro Forma
                      Financial Statements

On March 29, 1996, Anuhco, Inc. ("Anuhco") completed the acquisition of all of the issued and outstanding stock of Universal Premium Acceptance Corporation and UPAC of California, Inc.
("UPAC"). The purchase price was approximately $12 million. This transaction will be accounted for as a purchase.

The entities involved in the pro forma financial statements are Anuhco and UPAC. Anuhco's and UPAC's normal fiscal year is a calendar year ending December 31.

The pro forma Balance sheet was prepared using the historical
balance sheets of Anuhco and UPAC as of December 31, 1995.   Anuhco
previously reported its information on Form 10-K.

The fiscal years ending December 31, 1995 and 1994 pro forma income statements were prepared using the historical income statements of Anuhco and UPAC for the years ended December 31, 1995 and 1994, Anuhco's historical information having been previously reported on Form 10-K.


                ANUHCO, INC., UNIVERSAL PREMIUM ACCEPTANCE
                 CORPORATION  AND UPAC OF CALIFORNIA, INC.
                     Condensed Pro Forma Balance Sheet
                          as of December 31, 1995
                                (Unaudited)
                              (in thousands)
                                 Historical          Pro Forma   Pro Forma
                         Anuhco   UPAC   Combined   Adjustments   Combined
    ASSETS
Current Assets -
 Cash & short-term
  investments           $33,983  $  -     $ 33,983  $(11,979)(5) $ 22,004
 Finance receivables      8,290   27,974    36,264       509 (2)   37,053
                                                         280 (3)
 Freight receivables      7,952     -        7,952      -           7,952
 Current deferred
  tax asset                 177     -          177       224 (4)      401
 Other current assets     1,291     -        1,291      -           1,291
 AFS net assets          16,840     -       16,840      -          16,840
  Total current assets   68,533   27,974    96,507   (10,966)      85,541
Net Operating Property   16,223      257    16,480       (95)(1)   16,345
                                                         (40)(3)
Intangibles & other       3,670      438     4,108     6,301 (5)   10,081
 Assets                                                 (328)(1)
  Total Assets          $88,426  $28,669  $117,095  $ (5,128)    $111,967
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities -
 Secured notes payable  $  -     $21,218  $ 21,218  $  1,224 (1) $ 22,442
 Accounts payable &
  accrued expenses        7,603      747     8,350       110 (3)    8,460
 Subordinated & unse-
  cured debt               -       1,292     1,292    (1,050)(1)      242
  Total Liabilities       7,603   23,257    30,860       284       31,144
Deferred Income Taxes       543     -          543      -             543
Shareholders' Equity     80,280    5,412    85,692    (5,412)(5)   80,280
  Total Liabilities &
  Shareholders' Equity  $88,426  $28,669  $117,095  $ (5,128)    $111,967

This pro forma balance sheet should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-K filing with the Commission.

                ANUHCO, INC., UNIVERSAL PREMIUM ACCEPTANCE
                 CORPORATION AND UPAC OF CALIFORNIA, INC.
                  Condensed Pro Forma Statement of Income
                   For the year ended December 31, 1995
                                (Unaudited)
                 (in thousands, except per share amounts)
                                                      ProForma
                                  Historical          Adjust-    ProForma
                          Anuhco    UPAC   Combined     ments    Combined
Operating Revenue         $97,444  $4,804  $102,248   $  81 (4)  $102,329
Operating Expenses -
 Salaries, wages &
 employee benefits         53,854   1,809    55,663    (609)(2)    55,054
 Operating supplies                                    (114)(2)
 & expenses                12,616   2,021    14,637     483 (2)    15,006
 Operating taxes &
 licenses                   2,577    -        2,577      -          2,577
 Insurance & claims         1,873    -        1,873      -          1,873
 Depreciation &
 amortization               2,821      92     2,913     420 (1)     3,333
 Purchased transporta-
 tion & rents              20,851    -       20,851      -         20,851
Total operating expenses   94,592   3,922    98,514     180        98,694
Operating Income            2,852     882     3,734    ( 99)        3,635
Nonoperating Income
 (Expense)                  2,078    -        2,078    (599)(3)     1,479
Income from Continuing
 Operations Before
 Income Taxes               4,930     882     5,812    (698)        5,114
Income Tax Provision        2,120    -        2,120      79 (5)     2,199
Income from Continuing
 Operations                 2,810     882     3,692    (777)        2,915
Income from Discontinued
 Operations                 3,576    -        3,576      -          3,576
Net Income                $ 6,386  $  882  $  7,268   $(777)     $  6,491
Average Common
 Shares Outstanding       7,409                                  7,409
Net Income Per Share -
 Continuing Operations    $0.38                                  $0.39
 Discontinued Operations   0.48                                   0.48
  Total                   $0.86                                  $0.87

This pro forma statement of income should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-K filing with the Commission.

                ANUHCO, INC., UNIVERSAL PREMIUM ACCEPTANCE
                 CORPORATION AND UPAC OF CALIFORNIA, INC.
                  Condensed Pro Forma Statement of Income
                   For the year ended December 31, 1994
                                (Unaudited)
                 (in thousands, except per share amounts)
                                                     ProForma
                                  Historical         Adjust-    ProForma
                          Anuhco    UPAC   Combined    ments    Combined
Operating Revenue         $95,772  $5,614  $101,386  $   (58)(4) $101,328
Operating Expenses -
 Salaries, wages &
 employee benefits         51,732   2,423    54,155   (1,108)(2)   53,047
 Operating supplies                                     (108)(2)
 & expenses                10,869   2,045    12,914      483 (2)   13,289
 Operating taxes &
 licenses                   2,597    -        2,597     -           2,597
 Insurance & claims         2,209    -        2,209     -           2,209
 Depreciation &
 amortization               2,315     249     2,564      420 (1)    2,984
 Purchased transporta-
 tion & rents              20,829    -       20,829     -          20,829
Total operating expenses   90,551   4,717    95,268     (313)      94,955
Operating Income            5,221     897     6,118      255        6,373
Nonoperating Income
 (Expense)                    274    -          274     (753)(3)     (479)
Income from Continuing
 Operations Before
 Income Taxes               5,495     897     6,392     (498)       5,894
Income Tax Provision         -       -         -        -    (5)     -
Income from Continuing
 Operations                 5,495     897     6,392     (498)       5,894
Income from Discontinued
 Operations                54,845    -       54,845     -          54,845
Net Income                $60,340  $  897  $ 61,237  $  (498)    $ 60,739
Average Common
 Shares Outstanding       7,545                                  7,545
Net Income Per Share -
 Continuing Operations    $0.73                                  $0.78
 Discontinued Operations   7.27                                   7.27
  Total                   $8.00                                  $8.05

This pro forma statement of income should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-K filing with the Commission.

                ANUHCO, INC., UNIVERSAL PREMIUM ACCEPTANCE
                 CORPORATION AND UPAC OF CALIFORNIA, INC.
                  Notes to Pro Forma Financial Statements

                                (Unaudited)

1. These Notes to Pro Forma Financial Statements are not intended to disclose all data of significance related to the historical financial statements of the entities. The Notes and the related Pro Forma Financial Statements should be read in conjunction with the historical annual financial statements of Anuhco, Inc. ("Anuhco") filed with the Commission on Form 10-K. Anuhco knows of no material non-recurring credits or charges from the acquisition of Universal Premium Acceptance Corporation and UPAC of California, Inc. ("UPAC") from Mr. William H. Kopman that will be included in Anuhco's statement of income subsequent to March 29, 1996 (the date of acquisition).

2.   Pro Forma balance sheet adjustments

     See Description of Condensed Pro Forma Financial Statements for a description of the historical balance sheets used to prepare the Condensed Pro Forma Balance Sheet. The following descriptions correspond to the numbering of the adjustments set forth on the Condensed Pro Forma Balance Sheet.

     (1) In conjunction with the closing of the purchase, UPAC collected certain receivables from and paid certain obligations to the former shareholder. The funds for such settlement were provided by an advance under UPAC's credit agreement. Following is a listing of the items settled:

                                                     (in thousands)
          Repayment of subordinated and unsecured
            notes payable.............................  $1,050
          Collection of notes receivable..............    (328)
          Sale of company automobiles at net
            book value................................    ( 95)
          Dividend distributed to former stockholder..     295
          Payment of bonuses to certain UPAC employees     302
          Additional advance on UPAC credit agreement.  $1,224

     (2) The net finance receivable balance was adjusted for the cumulative difference in unearned finance charges recorded by UPAC under the collections method from the unearned finance charges that would have been recorded under the interest method which is used by APR.

     (3) The historical carrying values of certain assets and liabilities have been adjusted to the estimated fair value of such assets and liabilities as follows: the allowance for credit losses recorded by UPAC was adjusted to the balance deemed by Anuhco to be adequate to cover potential credit losses; a reserve has been provided for the fair value of furniture and other equipment; and, liabilities have been established for certain benefits payable to employees of UPAC resulting from the acquisition.

     (4) The former stockholder of UPAC had elected "S" corporation treatment under the Internal Revenue Code. In connection with the purchase deferred tax assets were recorded for the cumulative temporary differences between financial reporting and tax basis of assets and liabilities, primarily relating to the allowance for credit losses, at the statutory income tax rates expected to be in effect when such differences reverse.

     (5)  To record the acquisition as follows:

                                                     (in thousands)
           Anuhco cash payment to UPAC shareholder..    $11,979

           Fair value of assets acquired and liabil-
             ities assumed..........................      5,678

           Intangibles acquired, including goodwill.    $ 6,301

3.   Pro Forma income statement adjustments.

     See Description of Condensed Pro Forma Financial Statements for a description of the historical income statements used to prepare the Condensed Pro Forma Income Statements. For consistency of presentation, the historical operating revenues of UPAC are shown net of interest expense on borrowings secured by finance receivables. The following descriptions correspond to the numbering of the adjustments and eliminations set forth on the Condensed Pro Forma Income Statements.

     (1) Amortization of intangibles, including goodwill, arising in the acquisition using the straight-line method of amortization over an estimated useful life of 15 years.

     (2) Adjustment to record payment of consulting fees to the former stockholder of UPAC, pursuant to a consulting agreement, in lieu of salary and certain other expenses recorded in UPAC's historical income statements.

     (3) Adjustment to reflect reduction of interest income on short-term investments or additional interest expense on borrowings assuming payment of the purchase price at the beginning of each period.

     (4) Adjustment to reflect the effect on earned finance charges of the change from the collection method used by UPAC to the interest method used by APR.

     (5) Adjustment to record an income tax provision for UPAC's income before income taxes and the income tax benefit from the net pro forma adjustments to income before income taxes at Anuhco's effective income tax rate, 43% and 0%, for the years ended December 31, 1995 and 1994, respectively.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             ANUHCO, INC.

                         /s/ Timothy P. O'Neil
                   By: Timothy P. O'Neil, President &
                       Chief Financial Officer

Date:  May 14, 1996

                       INDEPENDENT AUDITORS' REPORT

Boards of Directors
Universal Premium Acceptance Corporation and
UPAC of California, Inc.
St. Louis, Missouri

We have audited the accompanying combined balance sheets of Universal Premium Acceptance Corporation (a Missouri Corporation) and UPAC of California, Inc. (a California Company) as of December 31, 1995 and 1994, and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Universal Premium Acceptance Corporation and UPAC of California as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                              /s/ BROWN SMITH WALLACE, L.L.C.
                                  BROWN SMITH WALLACE, L.L.C.

St. Louis, Missouri
February 9, 1996


                 UNIVERSAL PREMIUM ACCEPTANCE CORPORATION
                                    AND
                         UPAC OF CALIFORNIA, INC.
                          COMBINED BALANCE SHEETS
                        December 31, 1995 and 1994
                                        1995           1994
ASSETS
Finance Receivables:
  Finance receivables (note E)      $30,260,501   $32,794,113
  Unearned finance charges           (1,600,009)   (1,610,626)
  Allowance for credit losses          (686,867)     (844,527)
  Finance receivables, net           27,973,625    30,338,960
Property and Equipment, net (note B)    257,237       379,901
Other Assets (note D)                   438,173       352,258
TOTAL ASSETS                        $28,669,035   $31,071,119
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Notes payable, secured (note E)   $21,218,132   $23,117,323
  Accounts payable and accrued expenses 746,839     1,256,188
  Subordinated and unsecured debt
      (note F)                        1,292,077     1,270,608
      Total Liabilities              23,257,048    25,644,119
Stockholder's Equity:
  Common Stock
    Universal Premium Acceptance Corporation -
      authorized 1,500 shares of
      $100 par value; issued and outstanding
      400 shares                        40,000        40,000
    UPAC of California, Inc. - authorized
      10,000 shares of $1 par value; issued
      and outstanding 1,000 shares       1,000         1,000
    Additional paid-in capital          76,500        76,500
  Retained earnings                  5,294,487     5,309,500
      Total Stockholder's Equity     5,411,987     5,427,000
TOTAL LIABILITIES AND STOCKHOLDER'S
  EQUITY                           $28,669,035    $31,071,119

The accompanying notes are an integral part of this statement.


                 UNIVERSAL PREMIUM ACCEPTANCE CORPORATION
                                    AND
                         UPAC OF CALIFORNIA, INC.

            COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                  Years ended December 31, 1995 and 1994
                                      1995           1994
Revenues
  Interest income                  $5,256,780     $5,342,412
  Service revenue                   1,507,730      1,841,174
  Other revenue                        35,607         70,016
                                    6,800,117      7,253,602
Expenses
  Salaries and benefits             1,893,557      2,423,215
  Commission expense                  380,285        390,408
  Occupancy                           160,187        161,056
  Depreciation and amortization        92,318        249,291
  Other operating expenses          1,079,285      1,223,353
     Total operating expenses       3,605,632      4,447,323
  Provision for credit losses         317,277        270,299
  Interest expense                  1,995,623      1,639,382
     Other expenses                 2,312,900      1,909,681
       Total expenses               5,918,532      6,357,004
    NET INCOME                        881,585        896,598
Retained earnings, beginning
  of year                           5,309,500      4,412,902
Less dividends                      (896,598)         -
Retained earnings, end of year     $5,294,487     $5,309,500

The accompanying notes are an integral part of this statement.

                 UNIVERSAL PREMIUM ACCEPTANCE CORPORATION
                                    AND
                         UPAC OF CALIFORNIA, INC.

                     COMBINED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1995 and 1994
                                             1995           1994
Cash flows from operating activities:
  Net income                            $  881,585     $   896,598
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization         92,318         249,291
      Provision for credit losses          317,277         270,299
      Accounts charged off, net of
           recoveries                     (474,937)     (1,292,494)
      (Increase) decrease in finance
        receivables                      2,533,613       1,325,520
      Increase (decrease) in unearned
        finance charges                    (10,617)       ( 96,148)
      (Increase) decrease in other assets  (34,954)       (  3,704)
      Increase (decrease) in accounts
        payable and accrued expenses      (509,350)       (862,555)
          Net cash provided by
            operating activities         2,794,935         486,807
Cash flows from investing activities:
  Payment on officer loan                    -             125,000
  Purchases of property and equipment      (20,731)       (121,923)
          Net cash provided by (used in)
            investing activities           (20,731)          3,077
Cash flows from financing activities:
  Proceeds from unsecured debt              21,469           -
  Net borrowings (repayment) on notes
    payable, secured                    (1,899,191)      (129,093)
  Dividends paid                          (896,598)          -
  Principal payments on subordinated
    and unsecured debt                       -           (360,393)
          Net cash used in financing
            activities                  (2,744,320)      (489,486)
INCREASE IN CASH AND CASH EQUIVALENTS         (116)           398
Cash and cash equivalents at beginning
  of year                                    1,936          1,538
Cash and cash equivalents at end of year   $ 1,820        $ 1,936

The accompanying notes are an integral part of this statement.

                 UNIVERSAL PREMIUM ACCEPTANCE CORPORATION
                                    AND
                         UPAC OF CALIFORNIA, INC.

                  NOTES TO COMBINED FINANCIAL STATEMENTS
                             December 31, 1995

Note A - Summary of Operations and Significant Accounting Policies

A summary of the Companies operations and significant accounting policies applied in the preparation of the accompanying financial statements follows:
Nature of Operations

Universal Premium Acceptance Corporation is a premium finance company licensed and conducting business in most of the fifty states. UPAC of California, Inc. is a premium finance Company licensed and conducting business in California. These companies have been combined because they are commonly owned and have significant interrelated activity. All intercompany transactions between these entities have been eliminated in the combination. The Companies earn substantially all their revenues from the interest charged on insurance premiums financed. The Companies have principal offices located in St. Louis, Missouri and Alto Zuma, California. As part of its normal course of business, the Companies grant credit to its customers in the form of insurance premium finance agreements. At December 31, 1995 and 1994, finance receivables had an average maturity of four to five months. The Companies have a security interest in the gross unearned premiums of the insurance policies financed.

Finance Charges

The Companies account for transfers to realized earnings by the collections method, whereby 15% of the unearned finance charge is recognized as earnings when the loan is made and the remainder is transferred to earnings monthly in proportion to the liquidation of the receivables. Prepayment refunds are charged to earned finance charges. Late charges are credited to income when received.

Allowance for Credit Losses

The allowance for credit losses is maintained through direct charges to operations at a level deemed to be adequate to cover estimated losses. It is the Companies general policy to charge off accounts when they are deemed uncollectible.

                                      1995           1994
     Balance, beginning of year   $  844,527      $1,866,722
     Provision for credit losses     317,277         270,299
           Total                   1,161,804       2,137,021
     Less:
       Accounts charged off, net of
        recoveries                   474,937       1,292,494
           Balance, end of year    $ 686,867      $  844,527

Property and Equipment

Property and equipment are carried at cost. Depreciation is charged to operations on the straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated useful lives of the assets. In computing its taxable income, the Companies utilize the methods and lives as prescribed by the current Internal Revenue Code.

Income Taxes and Cash Dividends Paid or Accrued

Effective January 1, 1988, the stockholder of the Companies have elected the Companies to be treated as "S" Corporations under provisions of the Internal Revenue Code which provides that, in lieu of corporation income taxes, the stockholder is taxed on his share of the Companies taxable income. Therefore, no provision or liability for federal and state income taxes is reflected in these financial statements.

As a result of this election, the Companies distribute, as they deem necessary, cash dividends in amounts approximating the individual income tax liabilities incurred by the stockholder. Dividends of $896,598 were paid in 1995 with respect to the prior years' taxable income. No dividends were paid or accrued during 1994.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Actual results could differ from those estimates.

Note B - Property and Equipment

The following is a summary of property and equipment:

                                     1995      1994
     Automobiles                   $105,333  $  158,456
     Furniture and equipment        832,965     826,677
     Leasehold improvements          19,922      19,922
                                    958,220   1,005,055
     Less accumulated depreciation
       and amortization             700,893     625,154
       Total                       $257,327    $379,901

Depreciation and amortization expense charged to operations in the years ended December 31, 1995 and 1994 amounted to $92,318 and $124,558, respectively.

Note C - Note Receivable - Officer

On August 17, 1992, the Universal Premium Acceptance Corporation loaned to its sole stockholder the sum of $330,000, with interest at the rate of 7% per annum. Principal is due on demand and interest is to be paid annually, due on December 31 each year. The stockholder paid $125,000 on this note in June 1994. In 1995, a company car with a net book value of $51,077 was transferred to the stockholder and the note receivable was increased by this amount. The note balance, including accrued interest, of $328,098 and $258,345 at December 31, 1995 and 1994, respectively is included in other assets.
Accrued interest recognized as income in the years ended December 31, 1995 and 1994 amounted to $18,676 and $21,038, respectively.
Note D - Notes Payable, Secured

Notes payable, secured consist of borrowings under a credit agreement ("Agreement") dated as of August 1, 1990 with three banks, secured by the Companies receivables, whereby, as amended on August 14, 1995 and July 29, 1994, the aggregate maximum principal amount outstanding shall not exceed the lesser of $37,500,000 or 85% of the qualified notes assigned to the banks and the sum of the outstanding principal of and the accrued interest on, the additional obligations to insurance agents with whom the Companies do business evidenced by promissory notes. Borrowings under the Agreement not subject to the LIBOR (London Inter-Bank EuroDollar Market) Pricing Option, are at an annual effect rate of the bank's base rate (prime rate).
Borrowings under the LIBOR Pricing Option, are at an annual effective rate of the LIBOR rate plus 2.00% for each applicable interest period. In addition, the Agreement provides for an agent's fee of 0.25% per annum of the aggregate outstanding amount of the Bank Obligations and a commitment fee at a rate of 0.125% per annum on the average daily unused amount of the Revolving Loan Commitment as defined in the Agreement.

The Agreement contains various warranties and covenants that must be complied with on a continuing basis, including, but not limited to, restrictions on investments, indebtedness, allowance for credit losses on finance receivables, capital maintenance, financial ratios and dividends. The maturity date of the Agreement is August 31, 1996, however, if the Companies do not receive notice at least 120 days before such date from any bank of the occurrence of such maturity date, then the maturity date shall thereafter extend from year to year. Should terms of this agreement be changed, the Companies operations could be affected adversely.

The Companies domestic banking system provides for the daily replenishment of major bank accounts for check clearing requirements. Accordingly, outstanding checks of $1,708,844 and $521,926 at December 31, 1995 and 1994, respectively, are reflected in notes payable, secured.

Note E - Subordinated and Unsecured Debt

At December 31, 1995 and 1994 subordinated and unsecured debt consisted of the following:

                                             1995          1994
Subordinated capital debentures -
  subordinated to all other debts
  of the Company:
    17.94% originally due in 1988        $  98,391     $  100,000
         8.5% originally due in 1990          -            50,000
     Unsecured promissory demand notes,
       3.62% - 11.00% in 1995 and 1994    1,193,686     1,120,608
                                         $1,292,077    $1,270,608

Subordinated capital debentures and unsecured promissory demand notes due to the Companies sole stockholder amounted to $1,050,000 at December 31, 1995 and 1994.

Note F - Benefit Plans

During the year ended July 31, 1985, Universal Premium Acceptance Corporation established a profit sharing plan. All employees who meet certain age and length of service requirements are eligible to participate in the Company's profit sharing plan. An amount determined at the sole discretion by the Company will be contributed annually. No contributions were charged to operations in the years ended December 31, 1995 and 1994.

In 1993, the Company added a 401(k) provision to the profit sharing plan.
The plan requires a Company matching contribution in an amount equal to fifty percent of a plan participant's contribution, which is not in excess of five percent of that participant's compensation. The Company may also make an additional matching contribution at the discretion of its Board of Directors. In 1995 and 1994, the Company's required matching contribution was $11,971 and $16,933, respectively. No discretionary matching contribution was made for either year.

Note G - Commitments and Contingencies

Rent Expense

The Companies lease property under operating leases expiring through the year 2000. Rent expense for the years ended December 31, 1995 and 1994 amounted to $105,251 and $99,430, respectively.

Minimum future rental payments under the lease agreements for the next five years and in aggregate are as follows:

          Year ending December 31    Amount
               1996                $ 91,320
               1997                  91,320
               1998                 103,112
               1999                 104,184
               2000                  17,364
          Total minimum future
           rental payments         $407,300

UPAC of California, Inc. subleases a portion of its office to another company on a month-to-month basis for $335 per month and received $3,015 in rental income for the year ended December 31, 1995. The Company offset its rent expense by this amount.

Litigation

The Companies are a defendant in certain lawsuits arising in the ordinary course of business. In management's opinion, the Companies have adequate legal defenses respecting these lawsuits and do not believe these lawsuits will materially affect the Companies operations or financial position.

Stock Sale

On December 18, 1995, the sole stockholder entered into an agreement to sell all of his stock in Universal Premium Acceptance Corporation and UPAC of California, Inc. The closing date is expected to occur by March 31, 1996.

Note H - Supplemental Disclosures of Cash Flow Information

                                           1995          1994
     Cash paid for interest expense
       amounted to:                     $2,016,085     $1,596,641